Exhibit 10.01

                           MEDICAL CAPITAL CORPORATION
                            MASTER SERVICE AGREEMENT

     THIS MASTER SERVICE AGREEMENT, including the Exhibits and Appendices attached hereto ("Agreement"), is entered into among: MEDICAL CAPITAL CORPORATION ("Company"), and MEDICAL TRACKING SERVICES, INC. ("Servicer") effective _____________.

                              STATEMENT OF PURPOSE

     The Company desires to engage Servicer to provide certain services related to the processing and servicing Healthcare and other types of Business Accounts Receivable, pursuant to the First Amended Note Issuance and Security Agreement between Company and Zions First National Bank ("Trustee").

                                   ARTICLE I

                                    AGREEMENT

     In consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE II

                                      SCOPE

     SECTION 2.01. MASTER SERVICE AGREEMENT. This Agreement outlines the overall responsibilities and relationships between the Company and the Servicer as regards the acquisition by Company of accounts receivables and the provision of specific functions and services by Servicer as outlined in detail under one of the following Component Agreements, as may be entered into from time to time.

     SECTION 2.02. ADMINISTRATIVE SERVICES AGREEMENT. Agreement covering determination of the Expected Net Receivable, reporting of anticipated reimbursement and issuance of checks on new work referred to Servicer by Company.

                                  ARTICLE III

                                   DEFINITIONS

     SECTION 3.01. GENERAL. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable to all genders of such terms.

     "Affiliate of Any Specified Person" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. Control means the power to direct the management and policies of such person.
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     "Agreement"  means this Master Service  Agreement  dated as of ________ __,
2003, between the Company and Servicer, as amended, supplemented or otherwise modified from time to time.

     "Asset" shall have the meaning set forth in Section 3.01(b) of the Note Issuance and Security Agreement.

     "Batch" means a group of Receivables purchased by the Company from a single Client on a particular date.

     "Business" means any for-profit or not-for-profit commercial organization.

     "Business Account Client" means a Business which is acceptable to Servicer and which has entered into a Purchase Agreement.

     "Business Account Obligor" means any payor or obligor which in the ordinary course of its business or activities agrees to pay for business goods and services received by a Business or individuals.

     "Business Account Receivables" means, with respect to each Business Account Client, the business accounts existing or hereafter created on the records of such Business Accounts Client, any and all rights to receive payments due on such accounts from any Business Account Obligor under or in respect of such account and all proceeds in any way derived, whether directly or indirectly, from any of the foregoing.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in the city of Reno, Nevada, or the city where the corporate trust office or the corporate trust operations office for the Trustee are located and are authorized or obligated by law or executive order to close.

     "Cash   Percentage"  or  "Advance  Rate"  means  a  designated   percentage
established for a Client in the Purchase Agreement or other agreement by and between the Company and its Client(s) which percentage shall be identified by the Company to Servicer for each such Client(s).

     "Cash Portion" or "Cash Advance" with respect to a Receivable means the Cash Percentage multiplied by the Expected Net Receivable with respect to each such Receivable.

     "Client" means either a Health Care Client or a Business Account Client.

     "Collateral" has the meaning set forth in the Note Issuance and Security Agreement.

     "Compensable Receivables" means all Receivables purchased by the Company and submitted by the Company to the Servicer for servicing or as described in the Purchase Agreement as Eligible Receivables (as defined in the Purchase Agreement). However, with respect to a skilled nursing facility or a nursing home, room and board charges for each patient during any calendar month shall be deemed to be a single Compensable Receivable notwithstanding purchases by the Company of such Healthcare Receivables on a weekly basis during a calendar month.

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     "Component  Agreements" means the Administrative  Services Agreement by and between Medical Capital Corporation and the Company.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Effective Date" means the date of execution and delivery of this Agreement.

     "Event of Default" by Servicer has the meaning specified in Section 7.01.

     "Event of Default" by the  Company  has the  meaning  specified  in Section
7.02.

     "Expected Net Receivable (ENR)" with respect to a Receivable, means an amount for such Receivable which shall be calculated by Servicer by: multiplying the Advance Rate determined by the Company, or its Administrator or authorized agent(s), by the gross amount of such Receivable.

     "Federal and/or State Client Identification Number" means the Federal Employer Identification Number as issued to the Client by the Internal Revenue Service and/or the Client's corresponding Medicare or Medicaid identification number and/or the Client's state issued vendor or payee identification number.

     "Government Entity" means the United States of America, any state, and any agency or instrumentality of the United States of America or any state which is obligated to make any payment with respect to Medicare, CHAMPUS, Medicaid, a State Health Title Program and any other type of Receivable representing amounts owing under any program established by federal or state law, including CHAMPUS as set forth in Title 10, U.S.C. Section 1071 et. seq., and the program set forth in Title 3, I.S.C Section 1713.

     "Health Care Client" means a hospital, medical practitioner, nursing home, professional service corporation, clinic, medical group or any other client of healthcare goods or services, each of which is acceptable to Servicer as identified by a Federal and/or State Client Identification Number, or a separate geographic location and which has entered into a Purchase Agreement.

     "Healthcare Receivables" means, with respect to each Health Care Client, the patient accounts existing or hereafter created on the records of such Health Care Client, any and all rights to receive payments due on such accounts from any Healthcare Insurer or Healthcare Obligor under or in respect of such account and all proceeds in any way derived, whether directly or indirectly, from any of the foregoing.

     "Healthcare Insurer" or "Healthcare Obligor" means any payor or obligor which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including a commercial insurance company, a nonprofit insurance company (such as Blue Cross/Blue Shield entity), an employer or union which self-insures for employee or member health insurance and a health maintenance organization approved by the Company other than a Governmental Entity which is responsible for payment of all or any

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portion of a Healthcare Receivable.  An Insurer includes any insurance companies issuing health, personal injury, workmen's compensation or other types of insurance, but does not include any individual guarantors or obligors.

     "Lockbox  Account" means a lockbox  account  established by pursuant to the
Note Issuance and Security Agreement between the Company, the Trustee, or the Servicer on behalf of the Company, for the collection of Receivables purchased by the Company.

     "Medicare and Medicaid Receivables" means a Healthcare Receivable representing a claim against a Governmental Entity pursuant to the Medicare program (as set forth in Title 42 U.S.C. Section 1395 et. seq.) or the Medicaid Program (as set forth in Title 42 U.S.C. Section 1396 et. seq.).

     "Note Issuance and Security Agreement" means the Note Issuance and Security Agreement dated as of ________ __, 2003 by and between the Company and Zions First National Bank, as Trustee, as amended from time to time.

     "Obligor"  includes  either a  Healthcare  Obligor  or a  Business  Account
Obligor.

     "Officer" means, with respect to any entity, the Chairman of the Board, President, or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the applicable corporation.

     "Officer's Certificate" means a certificate that has been signed on behalf of the Servicer by an individual who is identified in that certificate as an Officer of the Servicer.

     "Participation Interest" with respect to a Receivable, means a percentage which will be identified by the Company to Servicer with respect to such Receivable purchased by the Company or its designee which percentage will be used pursuant to the Purchase Agreement to determine the amount collected with respect to such Receivables in excess of the Sharing Breakpoint to be paid to the Client.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Agreement" means the agreement between the Company and a Client pursuant to which the Client agrees to sell the Company its Receivables substantially in the form set forth in Exhibit A hereto.

     "Purchased Account File" means, with respect to each Receivable purchased by the Company, the related billing and invoicing forms, patient consent to payment and all other medical documents and authorizations necessary to obtain payment from any Obligor.

     "Receivable"   means  any   Healthcare   Receivable  or  Business   Account
Receivable.

     "Repurchase Price" with respect to an Unacceptable Account, means an amount equal to (a) the Sharing Breakpoint for such Unacceptable Account plus (b) interest equal to 18% per annum or such lesser rate identified to Servicer by

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the Company on such  difference  from and including the date that payment of the
Repurchase Price is demanded to the date the Repurchase Price is paid.

     "Sharing Breakpoint" with respect to a Receivable, means an amount equal to the Expected Net Receivable for such Receivable, multiplied by a fraction (the numerator of which is the Cash Percentage and the denominator of which is the Participation Interest); provided, however, that after a Client has ceased selling Receivables to the Company or the Company has ceased purchasing Receivables from a Client, the Company shall combine all Receivables for which there has been no final settlement, and treat such Receivables as a single Receivable, at which time the Sharing Breakpoint will become the total Expected Net Receivable of all previously unpaid Receivables of such Client, multiplied by a fraction (the numerator of which is the Cash Percentage and the denominator of which is the weighted average of the Participation Interest for all of such combined Receivables of such Client). The Company shall give Servicer written notice indicating when the above provision is to be used in the preparation of reports by Servicer.

     "State Health Title Program" means any Medicare or other state-administered or state-funded program that provides health care services.

     "Trustee" means the designated entity acting as trustee under the Note Issuance and Security Agreement pursuant to which the Company is purchasing Receivables.

     "Unacceptable Account" means a Receivable purchased by the Company for which there has been an uncured breach of a representation or warranty by the client pursuant to the terms of the Purchase Agreement and a Receivable which is not included in any of the collateral coverage ratios set forth in the Note Issuance and Security Agreement.

                                   ARTICLE IV

   SERVICES PROVIDED BY SERVICER RELATED TO: PURCHASE OF HEALTHCARE AND OTHER TYPES OF BUSINESS ACCOUNTS RECEIVABLE AND SERVICING, TRACKING AND REPORTING ON
                           OTHER FORMS OF COLLATERAL

     SECTION 4.01. OBTAINING HEALTHCARE AND OTHER TYPES OF BUSINESS ACCOUNTS RECEIVABLE DATA RECORDS. The Company or its designee will instruct each Client to furnish Servicer with all information and data relating to each Compensable Receivable which is necessary for the Servicer to perform its duties as described in the relevant Exhibits attached to this Agreement for each Component Agreement. In the event the information or data provided by the Client to Servicer requires clarification, Servicer will communicate directly with the Client to obtain such clarification.

     SECTION 4.02. REPORTING ON RECEIVABLES. In addition to the information set forth and described in the relevant Exhibit for each Component Agreement to the extent required (a) for the preparation of the required reports (to the extent that such information is different from prior information submitted to Servicer); (b) for Servicer to identify the Client and its receivables and to set it up on its systems; and (c) for Servicer to identify the parameters that the Company utilizes for entering into transactions with such Client, Company will assure the required information is timely supplied to Servicer by Company or Client.

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     SECTION  4.03.  POSSESSION  OF  RECEIVABLE   DOCUMENTS.   Unless  otherwise
specified herein, for two years from the resolution of the claim represented by the respective Compensable Receivable for which Servicer has provided servicing or billing services, servicer shall maintain, for the benefit of the Company and the Trustee on behalf of the trust created under the Note Issuance and Security Agreement, physical possession of good and legible copies (which copies may consist of or electronic media) of the Purchased Account File with respect to each Compensable Receivable purchased by the Company, together with such other instruments or documents that modify or supplement the Purchased Account File and all other instruments and documents generated by or coming into the possession of Servicer that are required to document or service such Receivable; including, but not limited to, insurance claim files, ledger showing payment records, the premium receipts, correspondence and current and historical computerized data files, whether developed or originated by Servicer or others who have delivered such items to Servicer. No earlier than the end of 24 months from the date on which the respective Compensable Receivable was purchased by the Company, Servicer will notify the Company of the proposed destruction of the foregoing documents and electronic media and, if requested by the Company within 10 days of the Company's receipt of such notification, transfer physical possession of the foregoing documents and electronic media to the Company or the applicable Client. Any such transfer shall be at the Company's cost. If the Company does not request such transfer within such 10-day periods, Servicer may destroy such documents and electronic media. Prior to destruction, each Purchased Account File shall remain the property of the Company regardless of whether Servicer or the Company has physical possession.

     SECTION 4.04. DATA PROCESSING OF INFORMATION  SUPPLIED  PURSUANT TO SECTION
4.01 AND SECTION 4.02. Servicer shall enter into the applicable tracking system, either by electronic data interchange or manually the accounts receivable data necessary to adequately and properly service, monitor and report on the receivables delivered to Servicer pursuant to Section 4.01 above. Servicer will make every effort to maintain data in a manner that complies with all federal and state requirements regarding maintaining the confidentiality of the contents of the receivables files.

     SECTION 4.05. IMPLEMENTATION OF PROCEDURES AT CLIENT'S LOCATION. Company, or its assigns, assisted by Servicer, shall use reasonable efforts and resources to cause Clients to implement appropriate procedures and processes in their offices for the purpose of maintaining adequate records of the collateral pledged to the Company. The Company will also make reasonable demands to cause the Clients to exercise due care and custodianship of the collateral so as to ensure it is adequately insured and that adequate safekeeping measures are taken to preserve its value.

     SECTION 4.06. SERVICER'S FEES. Servicer shall be compensated for providing a variety of services in the method outlined below:

          (a) Servicer is to be paid a fee of $1,500 (one thousand five hundred) per new client for establishing a new claims management account in its claims management computer system.

          (b) Servicer is to be paid a fee of $1,500 (one thousand five hundred) per new client for establishing a new electronic data interface between the new client's billing system and the tracking system of Servicer.

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          (c)  Servicer  is to be paid a fee of $2.00  per  claim  posted on its tracking system. This posting process includes the entering on the tracking system of the billing charges and also entering on the tracking system the payments received from the various payors. This charge is the same if the entries are facilitated manually, or by electronic data interface posting. This charge also applies if the client provides the Servicer with billing claims that duplicate the claims that have been previously provided to the Servicer.

          (d) Servicer is to be paid $.15 per page copied of various documents, reports or information.

          (e) Servicer is to be paid a fee of a minimum charge of $200 per month for tracking and reporting on each individual client. This minimum fee is to cover the Servicer's administrative, equipment and other overhead costs.

                                   ARTICLE V

                                    COVENANTS

     SECTION 5.01. CORPORATE EXISTENCE: SERVICER. Servicer shall keep in full force and effect its existence and good standing as a corporation under the laws of the State of Nevada and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable Servicer to perform its duties under this Agreement.

     SECTION 5.02. SERVICER'S AGREEMENT NOT TO TERMINATE.

          (a) Except as provided in Section 5.02(b), in event of Company Default and failure to cure that Default within 30 days of receipt of written notification from Servicer, Servicer shall not resign from the duties and obligations hereby imposed on it except upon the consent of the Company and the Trustee.

          (b) Servicer shall give written notice to the Company and the Trustee within 30 days of an occurrence and continuance of an event for which notice was given to the Company and the proper cure period expired, and now constitutes an Event of Default of the Company. It is agreed by the parties that the period of time for Servicer to discontinue performance of services shall be 30 days, which shall begin to run at such time as notice is given to the Company and Trustee.

     SECTION 5.03. COVENANTS OF COMPANY: CORPORATE EXISTENCE. The Company shall keep in full force and effect its existence and good standing as a corporation under the laws of the State of Nevada and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to enable the Company to perform its duties under this Agreement.

     SECTION 5.04. NO DEFAULT CERTIFICATION. Within thirty (30) days after each twelve (12) month interval beginning with the date of this Agreement, the Servicer will deliver to the Company or the Trustee, as the case may be, an Officer's Certificate of Servicer certifying that (a) no Default or Event of Default exists under this Agreement, or if such a Default or Event of Default exists, the Officer's Certificate shall identify same and specify actions being

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taken to cure same; and (b) all  representations and warranties made by Servicer in Section 6.01 of this Agreement remain true and correct as of the date of such Officer's Certificate or if such representation and warranties do not remain true and correct, the Officer's Certificate shall identify which do not remain true and correct, and shall specify actions being taken to cure same. In accordance with the above referenced time interval, upon the Trustee's request, the Company shall deliver to the Servicer or the Trustee, as the case may be, an Officer's Certificate of the Company certifying both (a) and (b) above.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SERVICER. Servicer hereby represents, warrants and covenants to the Company and the Trustee that, as of the date hereof:

          (a) Servicer is a corporation duly organized, and validly existing and in good standing under the laws of the State of Nevada with corporate power and authority to conduct its business as currently conducted and as contemplated by this Agreement:

               (i) All necessary corporate action has been taken by Company to authorize and empower Servicer and its officers or representatives, acting on Servicer's behalf, to ensure Servicer has full power and authority to execute, deliver and perform this Agreement.

               (ii) The execution and delivery of this Agreement by Servicer and its performance and compliance with the terms of this Agreement will not violate Servicer's organization and regulatory documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan, credit agreement or any other agreement or instrument to which Servicer is a party or which may be applicable to Servicer or any of its assets.

               (iii) Servicer is not in violation of, and the execution and delivery of this Agreement by Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or options of Servicer or its properties or might have consequences that would affect the performance or its properties or might have consequences that would affect the performance of its duties hereunder; provided, however, that Servicer is not representing or warranting whether its performance and compliance with the terms of this Agreement will constitute a violation under the Medicare or Medicaid laws or other federal or state laws referenced in Section 6.02(g) below.

               (iv) To the  knowledge of Servicer,  no  proceeding  of any kind,
          including,   but  not   limited   to,   litigation,   arbitration   or

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          administrative,  is pending or threatened  against or  contemplated by
          Servicer  which  would  have  any  material   adverse  effect  on  the
          execution, delivery, performance or enforceability of this Agreement.

               (v) No information, certificate of an officer, statement furnished in writing or report delivered to the Company or the Trustee by Servicer regarding this Agreement or the duties or obligations contemplated by the Agreement has, to the knowledge of Servicer, contained any untrue statement of a material fact or omitted a material fact necessary to make the information, certificate, statement or report not misleading.

          (b)  It  is  understood  and  agreed  that  the   representations  and
     warranties set forth in this Section 6.01 shall inure to the benefit of the Company and the Trustee.

     SECTION 6.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to Servicer that, as of the date hereof and as of the date of each delivery of a Purchased Account File for a Healthcare Receivable and other types of Business Accounts Receivable to
Servicer:

          (a) The Company is a corporation duly organized, and validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as currently conducted and is contemplated by this Agreement.

          (b) All necessary partnership, regulatory or other similar action has been taken to authorize and empower the Company and the officer or representatives acting on the Company's behalf, and the Company has full power and authority to execute, deliver and perform this Agreement.

          (c) The execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not violate the Company's organization and regulatory documents or constitute a default (or an event which, with notice of lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan credit agreement or any other agreement or instrument to which the Company is a party or which may be applicable to the Company or any of its assets.

          (d) This Agreement constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditor's rights generally and to general principles or equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Company is not in violation of and the execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any law, order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which

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     violation  might have  consequences  that would  materially  and  adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would affect the performance of its duties hereunder.

          (f) To the  knowledge  of the  Company,  no  proceeding  of any  kind, including, but not limited to, litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Company which would under any circumstance have any material adverse effect on the execution, delivery, performance or enforceability of this Agreement.

          (g) The Company's purchase of Healthcare Receivables representing claims under the Medicare and Medicaid programs and any other programs established by Governmental Entities, as contemplated by the respective Purchase Agreements, will not violate any provisions of the Medicare Act (42 U.S.C. Sections 1395-1396) or the Medicaid Program of the Social
     Security Act (42 U.S.C. Sections 1396-1396p) or any other provisions of federal or state law which provide for payment for healthcare services to be made to the Clients of such services.

          (h) No information, certificate of an officer, statement furnished in writing or report delivered to Servicer by the Company, to the knowledge of the Company, contains any untrue statement of a material fact or omits a material fact necessary to make the information, certificate, statement or report not misleading.

     It is understood and agreed that the representations and warranties set forth in this Section 6.02 shall inure to the benefit of the Servicer and the Trustee.

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT--SERVICER. Any act or occurrence described in this Section 7.01 shall constitute an Event of Default by Servicer under this Agreement.

          (a) Any failure to deposit in the Lockbox Account any payment required to be so deposited by Servicer under the terms of this Agreement other than a failure that does not continue for more than two Business Days after the earlier of (i) discovery of such failure by an Officer of the Servicer or
     (ii) delivery of written notice of such failure to Servicer by or on behalf of the Company or the Trustee.

          (b) Any failure on the part of Servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of Servicer to be performed under this Agreement, which failure continues unremedied for a period of (i) five Business Days with respect to the delivery of reports required by a Component Agreement; and (ii) with respect to all other covenants or agreements, 30 calendar days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by or on behalf of the Company or the Trustee.

          (c) The entry of a decree or order for relief by any court or agency or supervisory authority having jurisdiction in respect of Servicer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, ordering the winding up or liquidation of the affairs of Servicer shall have been entered against Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

          (d) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or relating to all or substantially all of its property.

          (e) Servicer shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law; (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Servicer or of a substantial part of its property; (iii) make an assignment for the benefit of its creditors; (iv) fail generally to pay its debts as such debts become due; or (v) take corporate action in furtherance of any of the foregoing.

          (f) Any material representation, warranty or statement of Servicer made herein or in any certificate, report of other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 calendar days after written notice thereof shall have been given to Servicer by or on behalf of the Company or the Trustee, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured and the adverse effects thereof shall not have been cured.

     SECTION 7.02. EVENTS OF DEFAULT--COMPANY. Any act or occurrence described in this Section 7.02 shall constitute an Event of Default by Company under this Agreement.

          (a) Any failure by the Company to timely make any payment to Servicer required to be made by the Company pursuant to this Agreement other than a failure that does not continue for more than two Business Days after the earlier of (i) discovery of such failure by an Officer of the Company or
     (ii) delivery of written notice of such failure to the Company by or on behalf of the Servicer shall constitute an Event of Default by the Company under this Agreement. If any fees or expenses are not paid when due, Company agrees to pay a late charge on the past due amount equal to the lower of 1 1/2% of such amount per month, or the maximum rate allowed by law.

          (b) Failure of the Company to provide information or to use their influence and authority to cause information required for Servicer's processing to be furnished by the Company or Client within the time frame stipulated in the Component Agreement.

          (c) The entry of a decree or order for relief by any court or agency or supervisory authority having jurisdiction in respect of the Company in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, ordering the winding up or liquidation of the affairs of Servicer shall have been entered against the Company and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days

          (d) The Company shall consent to the appointment of a conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or relating to all or substantially all of its property.

          (e) The Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law; (iii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of a substantial part of its property; (iv) make an assignment for the benefit of its creditors; (v) fail generally to pay its debts as such debts become due; or (vi) take corporate action in furtherance of any of the foregoing.

     SECTION 7.03. REMEDIES FOR EVENT OF DEFAULT BY COMPANY. If an Event of Default by the Company shall have occurred and be continuing under this Agreement for a period of 30 days from the time of notice in writing, Servicer shall be entitled to terminate this Agreement pursuant to notifications outlined in Section 5.02, subject to Section 5.02(a), and cease all Servicing with respect to Purchased Accounts in its possession, in which event it shall return the Purchased Accounts to the Company and shall be entitled to retain all fees previously paid by the Company to Servicer as per Section 5.02(b).

     SECTION 7.04. REMEDIES FOR EVENT OF DEFAULT BY SERVICER. If an Event of Default by the Servicer shall have occurred and be continuing under this Agreement for a period of 30 days from the time of notice in writing, Company shall be entitled to (a) appoint a successor Servicer, subject to the approval of the Trustee; (b) enter the premises of the Servicer for any or all of the following purposes: (i) assuming control of management of the servicing duties;
(ii) replacing date-entry and posting staff; (iii) redirection of mail to the Client; or (iv) removal of all database containing equipment, computers and servers; and (c) a right of offset of fees for any uncorrected servicing related errors in an amount equal to the costs incurred correcting such errors.

                                  ARTICLE VIII

                            INDEMNITY AND EXCULPATION

     SECTION 8.01. INDEMNIFICATION OF COMPANY AND SERVICER.

          (a) INDEMNIFICATION BY SERVICER. Servicer shall indemnify, defend and hold harmless the Company, the Trustee and trust created under the Note Issuance and Security Agreement, from and against any and all losses, costs, expenses, damages and liabilities, including, without limitation, reasonable attorney's fees and court costs, directly attributable to any claim by any third party that Servicer committed any act involving negligence, willful misconduct, or breach of this Agreement; provided that as to third-party claims a court of competent jurisdiction has determined that Servicer's actions involved negligence, willful misconduct or breach of this Agreement (a "Servicer Adjudication"), and; provided, further, that Servicer is given prompt written notice of such third-party claim after the Company or the Trustee becomes aware of the same, reasonable assistance from the Company and sole authority to defend or settle such claim subject to Section 8.02. Servicer shall have no obligation under this Section if such claim arises from Servicer's or a subcontractor's compliance with or reliance upon the Company's, Trustee's or the Lockbox Account bank's data specification or instructions, policies or procedures or if such third-party claim is the direct result of the negligence of Trustee.

          (b) INDEMNIFICATION BY COMPANY. Company shall indemnify, defend and hold harmless the Servicer from and against any and all losses, costs, expenses, damages and liabilities including, without limitation, reasonable attorney's fees and court costs, directly attributable to any claim by any third-party that Company committed any act involving negligence, willful misconduct, or breach of this Agreement; provided that a court of competent jurisdiction has determined that the Company's actions involved negligence, willful misconduct or breach of this Agreement (a "Company Adjudication") and, provided further, that Company is given prompt written notice of such third-party claim after the Servicer or the Trustee becomes aware of the same, reasonable assistance from the Servicer and sole authority to defend or settle such claim subject to Section 8.03. Company shall have no obligation under this Section if such claim arises from Company's or a subcontractor's compliance with or reliance upon the Servicer's or the Lockbox Account bank's data, specification or instructions, policies or procedures.

     SECTION 8.02. PROCEDURE FOR THIRD PARTY CLAIM INDEMNIFICATION. In the event any third party asserts any claim: (a) against the Company with respect to any matter to which the indemnification of Section 8.01(a) may eventually be applicable; or (b) against Servicer with respect to any matters as to which the indemnification of Section 8.01(b) may eventually be applicable, then the Person seeking indemnification (the "Indemnified Party") shall give notice to the other Person (the "Indemnifying Party") of such claim and the Indemnifying Party shall have the right at its election to take over the defense or settlement of such claim at its own expense by giving notice of such election in writing to the Indemnified Party. If the Indemnifying Party does not give notice and does not proceed to diligently defend such third-party claim within 30 days after notice from the Indemnified Party, the Indemnifying Party shall have no further right to defend such third-party claim or participate in the negotiation of any settlement but shall reimburse the Indemnified Party for all losses, costs, expenses, damages and liabilities, including without limitation, reasonable attorney's fees and court costs related to the defense or settlement of such third-party claim. The Indemnifying Party shall be entitled to participate in and, upon notice to the Indemnified Party, assist in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party .The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel to the Indemnifying Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the

Indemnifying Party and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or in addition to those available to the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party). The fees and expenses of counsel, except for the Indemnified Party's separate counsel retained under circumstances that are not set forth in (i), (ii) and (iii) above, will be at the expense of the Indemnifying Party, and all such fees and expenses will be reimbursed promptly as they are incurred. No settlement of any such claim or action, including an admission of liability or the imposition of duties of performance or payment of fines or other monetary amounts upon the Indemnified Party or the Indemnifying Party shall be entered into without the prior written consent of the Indemnified Party or, if the Indemnifying Party is not controlling the proceedings, the Indemnifying Party. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

     SECTION 8.03. OTHER PROVISIONS LIMITING LIABILITY. In no event shall Servicer or Company be liable to each other or to any third party for any lost profits, lost business opportunities or any other consequential or incidental damages arising out of or related to this Agreement or the Processing Services. This limitation of liability shall apply even if Servicer or Company has been advised of the possibility of such damages. Servicer shall not be liable for any action taken or omitted by the Company or the Trustee. Servicer may rely in good faith and shall be protected in acting upon (a) any document or information of any kind respecting any matter arising hereunder believed by Servicer to be genuine and correct and to have been signed or sent by the proper person and (b) any instructions, consents, notices, or waivers given by the Company or the Trustee. Notwithstanding Section 8.01(a) or 8.01(b), the indemnity obligation owed to an Indemnified Party shall be reduced to the extent of an Indemnified Party's comparative negligence as determined by a Servicer Adjudication or Company Adjudication as the case may be.

                                   ARTICLE IX

                        TERM AND TERMINATION OF AGREEMENT

     SECTION 9.01. TERM AND TERMINATION OF AGREEMENT.

          (a) The initial term of this Agreement shall commence upon the Effective Date and expire at midnight on the first anniversary date thereof, unless terminated pursuant to the terms hereof. Assuming the parties elect not to terminate the agreement by giving written notice thereof at least 90 days in advance of the initial anniversary date, then the agreement shall automatically renew for an additional five-year period from the initial anniversary date. Thereafter, the five-year term shall renew automatically, and perpetually, in successive five-year terms unless prior written notice is given to the non-terminating party at least 90 days prior to the applicable expiration date.

          (b) Absent an Event of Default of this Agreement, this Agreement shall not be terminated solely as a result or an Event of Default under the Indenture (unless such action or omission is also an Event of Default under the terms of this Agreement) or any action taken by the Trustee thereafter with respect thereto, and any liquidation or preservation of the Collateral by the Trustee thereafter shall be subject to the rights of Servicer to service the Receivables and to collect servicing compensation as provided hereunder.

          (c) All rights accrued and obligations incurred by any party prior to termination of this Agreement shall continue to exist notwithstanding such termination.

     SECTION 9.02. TRANSFER OF SERVICING. In the event servicing performed hereunder is terminated by Company, Servicer shall (a) pay over to the Trustee or any other Person entitled thereto all other moneys with respect to the Receivables held by Servicer less any amounts then due to Servicer under this Agreement; (b) subject to Section 7.02, release the servicing and deliver all the Purchased Account Files then in the possession of Servicer to the Company or any other person or entity as designated by the Company and (c) perform all steps required of the Servicer of accounts receivable to transfer such servicing under applicable law, provided that all costs and expenses of such transfer shall be paid by the Company.

     SECTION 9.03. Without limitation to the foregoing, and to facilitate the transfer of servicing to the successor Servicer, the Servicer shall, at the Company's sole expense (except as provided in the provisions above), promptly deliver to the Company, from time to time, upon request of the Company and provided that at the time of such request all amounts owing Servicer pursuant to this Agreement have been paid, a computer-generated magnetic test tape (the "Tape") in a form acceptable to the Company and with programming adjustments containing any information regarding the Receivables which the Company reasonably requests in good faith. Upon transfer of servicing, the Company shall certify to the Trustee that all Purchased Account Files are in the possession of the successor Servicer. The Servicer and the Company shall cooperate with one another to facilitate an orderly transfer of servicing.

     SECTION 9.04. Following the transfer of servicing by Servicer, all amounts relating to the Receivables collected by Servicer shall be received in trust for the benefit of the Company and the Trustee and immediately forwarded to the Trustee within two Business Days after the date of receipt of such amounts.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. AMENDMENT. Except as provided herein under Section 10.07, this Agreement may only be amended by the written agreement of the parties hereto; provided that the Trustee shall have given its prior written consent to such amendment. Servicer may amend the terms and conditions of Component Agreements if necessary to conform to the requirements of applicable law or the policies or requirements of payors by giving Company prior written notice thereof.

     SECTION 10.02. WAIVERS. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     SECTION 10.03. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered personally or mailed by first-class mail, postage prepaid, or sent by telegram, telex or telecopy, or other similar facsimile communication, or when given by telephone, confirmed in writing, sent by any of the above methods on the same day, addressed as follows or to any other address designated in writing by the applicable Party:

               To Servicer:         Medical Tracking Services, Inc.
                                    5190 Neil Road, Suite 205
                                    Reno, NV 89502
                                    Telephone: (800) 818-1102
                                    Facsimile: (775) 825-8822

               To Company:          Medical Capital Corporation
                                    5190 Neil Road, Suite 205
                                    Reno, NV 89502
                                    Telephone: (800) 818-1102
                                    Facsimile: (775) 825-8822

     SECTION 10.04. SEVERABILITY OF PROVISION. If one or more of provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.

     SECTION 10.05. RIGHTS CUMULATIVE. Except as specifically set forth herein, all rights and remedies from time to time conferred upon or reserved to the Company, the Trustee, or Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Except as specifically set forth herein, every right and remedy may be exercised from time to time as often as deemed expedient.

     SECTION 10.06. INSPECTION AND AUDIT RIGHTS.

          (a) Servicer agrees that, upon prior written notice and to the extent permitted under laws relating to the privacy rights of patients, will permit the Company or independent certified public accountants selected by the Company, during Servicer's normal business hours, to examine the Purchased Account Files, all the books of account, records, reports and other papers in the possession of Servicer relating to the Receivables purchased by the Company and to make copies and extracts therefrom such as to cause such books to be audited for the purpose of (i) confirming that nothing has come to their attention that causes them to believe that the servicing has not been conducted in substantial compliance with the terms and conditions set forth in Exhibit B and (ii) reconciling on a test basis the information contained in the weekly reports delivered by the Servicer with information contained in the accounts, records and computer systems of Servicer.

          (b) Servicer shall, upon the prior written request of the Trustee, permit the Trustee or its designated representatives to inspect the books and records of Servicer as they may relate to the Receivables (other than the books and records relating to the profits or losses of Servicer) to the extent permitted under laws relating to the private rights of patients.

     SECTION 10.07. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF, THE OBLIGATION OF SERVICER. Nothing in this Agreement shall prevent (a) any consolidation or merger of Servicer with or into any other corporation, or any consolidation or merger of any other corporation with or into Servicer; or (b) any assignment by Servicer of its rights and obligations hereunder to any Affiliate or to any corporation which is the surviving corporation of any such consolidation or merger or which acquires all or substantially all of its assets. Servicer covenants and agrees that the consolidation, merger or assignment shall be upon the conditions that the due and timely performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by Servicer shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the Affiliate which is the assignee hereunder or by the successor corporation (if other than Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of Servicer and to which the assignee hereunder or successor corporation shall succeed to such rights and obligations, just as fully and effectually as if such successor corporation had been the original Servicer. Upon the effectiveness of such consolidation merger or assignment, the assigning Servicer shall cease to be obligated hereunder.

     SECTION 10.08. MUTUAL COVENANTS NOT TO COMPETE. Company is not in the business of computerized servicing, tracking, billing, invoicing, or collecting medical receivables for third parties, nor does Company have any intention of doing so. Rather, Company is in the business of financing the acquisition or factoring of Receivables. Also, Servicer is not in the business of acquiring or factoring receivables, and has no intention of doing so. Rather, Servicer is in the business of utilizing computer technology to service, track, bill, invoice, and collect receivables. The intention of this Agreement is to create a strategic alliance of the parties for the benefit of both parties, without fear or threat of competition from each other's business activities. To the extent permitted by applicable law, the parties agree not to compete with each other during the terms, or extended terms, of this Agreement, as applied to the United States of America. In the event this Agreement is terminated, this covenant not to compete shall continue in full force and effect for a period of 18 months after the date of termination.

     SECTION 10.09. BINDING EFFECT. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     SECTION  10.10.  CAPTIONS.  The  article,   paragraph  and  other  headings
contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning hereof.

     SECTION 10.11. LEGAL HOLIDAYS. In the case where the date on which any action required to be taken, documents required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

     SECTION 10.12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.13. GOVERNING LAW. This Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws of the State of Nevada. The rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Nevada except to the extent that it is mandatory that the laws of some other jurisdiction apply.

     SECTION 10.14. TRUSTEE A THIRD-PARTY BENEFICIARY. The parties recognize that the Trustee (for the benefit of the Company's client, Medical Capital Management, Inc.) is intended to be a third-party beneficiary of the
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement.

     SECTION 10.15. MUTUAL COVENANTS REGARDING MARKETING EFFORTS. The parties covenant that upon entering into this Agreement each will use its best efforts to establish and implement a joint marketing effort whereby Servicer and Company will each facilitate access to officers and other management and decision making personnel of the other's clientele in order that each may make known its respective servicing and financing capabilities.

     IN WITNESS WHEREOF, Servicer and the Company have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MEDICAL CAPITAL CORPORATION


                                        By______________________________________
                                        Name____________________________________
                                        Title___________________________________


                                        MEDICAL TRACKING SERVICES, INC.


                                        By______________________________________
                                        Name____________________________________
                                        Title___________________________________


     Zions First National Bank, as Trustee, hereby acknowledges that the Company has assigned its rights under this Agreement to the Trustee and the Trustee accepts such assignment; provided however the Trustee shall not have any of the obligations or liabilities hereunder by reason of such assignment or otherwise. The Company shall remain solely liable for all obligations and liabilities of the Company hereunder and under the Note Issuance and Security Agreement.


                                        ZIONS FIRST NATIONAL BANK, as Trustee



                                        By______________________________________
                                        Name____________________________________
                                        Title___________________________________

                                    EXHIBIT A

                               PURCHASE AGREEMENT

                                    EXHIBIT B

                             DUTIES OF THE SERVICER

DATABASE MAINTENANCE:

1.   The Receivables database is to be maintained by the Servicer.
2. Servicer grants user and copy license to the Company for all proprietary software used for the processing and maintenance of the Receivables.
3.   Receive   copies  of  all  lockbox   payments  from  the   Client/Company's
     corresponding Lockbox Account banks.
4.   Copy and forward to Client all Lockbox Account receipts.
5. Post all payments and corresponding balance write-offs against individual Receivables on a line-item basis.
6.   Post all balance write-offs against Receivables on a line-item basis.
7.   Reconcile all postings to cash deposits on a daily basis.
8.   Interact with the Company's staff for all posting questions and errors.
9. Submit all reports and report corrections within the same business day (or four hours into the subsequent business day)

RELATIONSHIP WITH COMPANY'S CLIENTS:

1.   Intake of all Receivables in any of the following formats:
     a.   HCFA-1500 (and related versions)
     b.   UB-82/92 (and related versions)
     c.   Invoice (common format)
     d.   National Standard Format for Healthcare Claims
     e.   Spreadsheet or comma separated values
2.   Servicer shall accept Receivables in various forms including:
     a.   Electronic mail
     b.   File acceptance
     c.   File printer form
     d.   Facsimile
     e.   Paper
3. Servicer must be able to re-assemble the Receivables into a form acceptable to Company.
4. Servicer shall be able to identify and flag duplicate Receivables based upon criteria set forth between Servicer and Company.

REPORTS:

The Servicer will utilize the terms, definitions and descriptions pursuant to the Purchase Agreement and in accordance to the Company's requests which may be adjusted from time to time. The reports are to be furnished to the Company as described:

PROVIDER SUMMARY REPORT- AS REQUESTED BY COMPANY

The Client summary report is a management report that may be ordered by relationship, provider or corporation. This report provides the relationship's, provider's or corporation's activity for a given time period. The report includes outstanding, net owed, reserve, collections, disbursements and fees.
The report is time dependent therefore, it cannot be ordered for back dated reports.

COLLECTION REPORT-MONTHLY OR AS REQUESTED BY COMPANY

The collection report is a summary report that can be printed daily to report and be used to verify posted transactions. The report is ordered by provider or by corporation. The collection report provides a detailed list of transactions/payments that have a post date within the period requested. This report provides a detailed line for each payment that includes post date, claim number, batch number of the claim, payor, check number, Estimated Net Receivable amount and the transaction/payment amount. The collection report should be kept with the settlement reports. The daily collection report used to verify posted payments should be kept with the payment control folder.

PURCHASE REPORT/CLAIM APPRAISAL REPORT PART OF EACH PURCHASE TRANSACTION ON A PRE-DETERMINED FREQUENCY AS SET FORTH BY EACH PROVIDER DESCRIPTION

The purchase report is a final report that can be requested by each individual provider after all edits are completed. The report can only be requested after the merge process. This report provides data on claims that were imported, appraised and considered for purchase during the settlement period. The report groups claims into the categories of purchased, rejected or pending. Claims that are rejected or pending will be identified with and error code for reference. The purchases report should be filed with the settlement reports in the claims control file. The appraisal process calculates and assigns an Estimated Net Receivable amount to a claim. The Estimated Net Receivable is calculated based on the reimbursement rates established on the account.

PURCHASE-PENDING-REJECTION REPORT PART OF EACH PURCHASE TRANSACTION ON A PRE-DETERMINED FREQUENCY AS SET FORTH BY EACH PROVIDER DESCRIPTION

The purchase-pending-rejection report shows what claims were purchased and rejected.

SETTLEMENT STATEMENT PART OF EACH PURCHASE TRANSACTION ON A PRE-DETERMINED FREQUENCY AS SET FORTH BY EACH PROVIDER DESCRIPTION

The settlement statement is a summary report that is issued by provider and by corporation on the date of purchase. The settlement statement includes a summary of the advanced amount for the batch during the current period. The statement contains a summary of the activity that occurred during the settlement period collectively arriving at the net due provider for settlement. The period's summarized activity includes collections, previous reserve disbursements and open and the balance. The advance for the current batch should be verified to the purchase report. The amount due the provider for the period should be verified to the reserve account report. The settlement statement should be kept with the purchase reports filed in the claims control file.

AGED REPORT BY PAYOR - WEEKLY

The aged report by payor provides a summary for a client aging the claims by payor.

BATCH REPORT WITH AGING-WEEKLY

The batch report with aging contains a summary for a client aging the claims by batches.

OUTSTANDING CLAIMS REPORT-MONTHLY

The outstanding claims report is a summary of all outstanding claims by batches. This reports is the outstanding accounts receivable balance. There is an identifiable outstanding gross receivable and outstanding net receivable.